Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
July 27, 2017	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman Announces Second Quarter 2017 Results;

Strong Earnings Growth and Operating Cash Flow

Second Quarter 2017 Highlights

•                 Net income was $183 million compared to $94 million in the prior year period and $92 million in the prior quarter.

•                 Adjusted EBITDA was $413 million compared to $325 million in the prior year period and $329 million in the prior quarter.

•                 Diluted income per share was $0.69 compared to $0.36 in the prior year period and $0.31 in the prior quarter.

•                 Adjusted diluted income per share was $0.85 compared to $0.53 in the prior year period and $0.57 in the prior quarter.

•                 Net cash provided by operating activities was $301 million. Free cash flow generation was $251 million.

•                 On July 26, 2017, we made a $100 million early repayment of debt on our term loan B due 2019.

•                 Our Pigments and Additives division (Venator) launched its initial public offering on July 24, 2017.

•                 Our definitive agreement to merge with Clariant remains on track.  We are confident in our ability to achieve in excess of $400 million in annual cost synergies with another $25 million in annual tax savings, creating in excess of $3.5 billion of value for shareholders

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
In millions, except per share amounts	2017	2016	2017	2017	2016
Revenues	$2,616	$2,544	$2,469	$5,085	$4,899
Pro forma revenues(2)	$2,616	$2,485	$2,469	$5,085	$4,779
Net income	$183	$94	$92	$275	$156
Adjusted net income(1)	$206	$126	$139	$345	$214
Diluted income per share	$0.69	$0.36	$0.31	$1.00	$0.60
Adjusted diluted income per share(1)	$0.85	$0.53	$0.57	$1.42	$0.90
Adjusted EBITDA(1)	$413	$325	$329	$742	$599
Pro forma adjusted EBITDA(2)	$413	$317	$329	$742	$584
Net cash provided by operating activities	$301	$355	$93	$394	$443
Free cash flow(3)	$251	$282	$82	$333	$269

See end of press release for footnote explanations

THE WOODLANDS, Texas — Huntsman Corporation (NYSE: HUN) today reported second quarter 2017 results with revenues of $2,616 million, net income of $183 million and adjusted EBITDA of $413 million.

Peter R. Huntsman, our President and CEO, commented:

“I am very pleased with the progress made in the second quarter.  Our businesses continue to benefit from solid underlying fundamentals, enhanced free cash flow generation, and our downstream strategy.  We are on pace to achieve earnings growth in each of our business segments in 2017.  I see continued room for further improvement.  Our downstream differentiated businesses continue to do well with MDI urethanes delivering a strong performance. Performance Products continues to recover off of a difficult 2016 and for the first time since 2015 showed growth versus the prior year.  We realized $251 million of free cash flow in the second quarter and $333 million year to date. We target generating in excess of $150 million of free cash flow in the second half, excluding Pigments and Additives. When combining what we have achieved year to date with the remaining year expectation which excludes Pigments and Additives, we are on track to exceed the previously communicated 2017 full year free cash flow target of greater than $450 million.  We have repaid $265 million of debt year to date, including an early repayment of $100 million made yesterday.

“This is an unprecedented and transformational time for our Company.  This week we launched the initial public offering of Venator, our Pigments and Additives business, the proceeds of which will be used to reduce our debt.  Furthermore, having begun our integration planning with Clariant, we are now more confident than ever in our ability to exceed our stated synergy targets, seamlessly integrate these two complementary organizations and create significant value for the combined company’s shareholders.

“Since announcing the transaction, we continue to identify additional integration and complementary geographical opportunities that will allow us to strengthen further our combined businesses including exposure to new downstream markets.  We are highly confident in our ability to exceed $400 million in annual cost synergies and another $25 million in tax savings. This will create in excess of $3.5 billion of value for shareholders which does not give credit to the existing and meaningful commercial opportunities. Our combined balance sheet with pro-forma leverage of under 1.5x will provide great flexibility for growth and enhanced capital return. This transaction is compelling from every aspect and offers significant value creation opportunity to shareholders.  We are highly confident that shareholders will support the transaction as we work to close near year end.”

Segment Analysis for 2Q17 Compared to 2Q16

Polyurethanes

The increase in revenues in our Polyurethanes segment for the three months ended June 30, 2017 compared to the same period of 2016 was primarily due to higher average selling prices, partially offset by lower sales volumes. MDI average selling prices increased in response to higher raw material costs and continued strong market conditions. MTBE average selling prices increased primarily as a result of higher pricing for high octane gasoline. MDI and MTBE sales volumes decreased due to the impact of maintenance outages during the second quarter of 2017. The decrease in segment adjusted EBITDA was primarily due to lower MTBE earnings and the impact of maintenance outages, partially offset by higher MDI margins.

Performance Products

The decrease in revenues in our Performance Products segment for the three months ended June 30, 2017 compared to the same period of 2016 was due to lower sales volumes principally because of the sale of the European surfactants business to Innospec Inc. on December 30, 2016, partially offset by higher sales volumes in our remaining businesses as well as higher average selling prices. Average selling prices increased primarily in response to higher raw material costs and favorable change in product mix partially from the sale of the European surfactants business. The increase in segment adjusted EBITDA was primarily due to higher sales volumes in our remaining businesses and lower fixed costs.

Advanced Materials

Revenues in our Advanced Materials segment for the three months ended June 30, 2017 compared to the same period of 2016 remained relatively unchanged as unfavorable product mix was offset by higher sales volumes. Sales volumes increased primarily due to strong growth in the wind market and the Asian electronics and electrical markets, partially offset by our withdrawal from certain low margin business.  The decrease in segment adjusted EBITDA was primarily due to higher raw material costs, partially offset by lower fixed costs.

Textile Effects

The increase in revenues in our Textile Effects segment for the three months ended June 30, 2017 compared to the same period of 2016 was due to higher sales volumes, partially offset by lower average selling prices. Sales volumes increased in both textile chemicals and dyes, particularly in our Asia region. Average selling prices decreased modestly primarily due to competitive market conditions. Segment adjusted EBITDA remained relatively unchanged as lower fixed costs were offset by lower margins.

Pigments and Additives

The decrease in revenues in the Pigments and Additives division for the three months ended June 30, 2017 compared to the same period in 2016 was due to lower sales volumes, partially offset by higher average selling prices. Sales volumes decreased as a result of the fire at our Pori, Finland manufacturing facility. Average selling prices increased primarily due to improved business conditions for titanium dioxide. The increase in segment adjusted EBITDA was primarily due to higher average selling prices for titanium dioxide and lower costs resulting from restructuring savings.  The fire at our Pori facility did not have a material impact on segment adjusted EBITDA as the reduction in adjusted EBITDA was offset by the receipt of business interruption insurance proceeds.

Corporate, LIFO and other

For the three months ended June 30, 2017, segment adjusted EBITDA decreased by $5 million to a loss of $50 million from a loss of $45 million for the same period in 2016. The decrease in segment adjusted EBITDA from Corporate and other resulted primarily from an increase in loss from benzene sales, partially offset by an increase in unallocated foreign currency exchange gain and a decrease in LIFO inventory valuation expense.

Separation Update

Venator launched its initial public offering on July 24, 2017. In preparation for this, earlier this month Venator raised $750 million in debt, which included $375 million in bonds and $375 million in term loans. Additionally, Venator will have a $300 million committed line through a secured asset back facility. Upon completion of the IPO, net proceeds from the offering and Venator debt will be used to reduce Huntsman indebtedness and to pay related fees and expenses. During the third quarter of 2017, it is intended that our interest in Venator will be treated as “Held for Sale”, and, therefore, as  discontinued operations on the income statement, and its earnings will be excluded from our adjusted EBITDA starting with our third quarter results.

Liquidity, Capital Resources and Outstanding Debt

As of June 30, 2017, we had $1,293 million of combined cash and unused borrowing capacity compared to $1,208 million as of December 31, 2016.  Year to date, including the $100 million early repayment of debt made on our term loans yesterday, we have repaid $265 million of debt.

During the six months ended June 30, 2017, net of capital reimbursements we spent $146 million on capital expenditures compared to $162 million in 2016. Including Pigments and Additives, we expect to spend approximately $380 million on capital expenditures in 2017, net of capital reimbursements.

Income Taxes

During the three months ended June 30, 2017, we recorded income tax expense of $45 million.  During the same period, we had net cash income tax receipts of $65 million largely because of a $90 million refund received in the second quarter.

In the second quarter 2017, our adjusted effective tax rate was 19%. We expect our 2017 adjusted effective tax rate to be approximately 20% - 25% and our long term adjusted effective tax rate to be approximately 25% - 28%.

Earnings Conference Call Information

We will hold a conference call to discuss our second quarter 2017 financial results on Thursday, July 27, 2017 at 10:00 a.m. ET.

Call-in numbers for the conference call:

U.S. participants	(888) 713 - 4211
International participants	(617) 213 - 4864
Passcode	244 268 82#

In order to facilitate the registration process, you may use the following link to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. You may pre-register at any time, including up to and after the call start time. To pre-register, please go to: https://www.theconferencingservice.com/prereg/key.process?key=PEW6BPNM6 .

Webcast Information

The conference call will be available via webcast and can be accessed from the company’s website at ir.huntsman.com.

Replay Information

The conference call will be available for replay beginning July 27, 2017 and ending August 3, 2017.

Call-in numbers for the replay:

U.S. participants	(888) 286 - 8010
International participants	(617) 801 - 6888
Replay code	29385180

Upcoming Conferences

During the third quarter a member of management is expected to present at the Jefferies Industrials Conference on August 9, 2017, the UBS Best in America Conference on September 7, 2017 and KeyBanc Basic Materials Conference on September 13, 2017. A webcast of the presentation, if applicable, along with accompanying materials will be available at ir.huntsman.com.

Table 1 — Results of Operations

	Three months ended		Six months ended
	June 30,		June 30,
In millions, except per share amounts	2017	2016	2017	2016

Revenues	$2,616	$2,544	$5,085	$4,899
Cost of goods sold	2,095	2,087	4,098	4,026
Gross profit	521	457	987	873
Operating expenses	218	252	477	517
Restructuring, impairment and plant closing costs	10	29	46	42
Business separation expenses	12	—	21	—
Expenses associated with the merger	6	—	6	—
Operating income	275	176	437	314
Interest expense	(47)	(50)	(95)	(100)
Equity in income of investment in unconsolidated affiliates	3	2	3	3
Loss on early extinguishment of debt	(1)	(2)	(1)	(2)
Other (expense) income	(1)	1	1	2
Income before income taxes	229	127	345	217
Income tax expense	(45)	(32)	(68)	(59)
Income from continuing operations	184	95	277	158
Loss from discontinued operations, net of tax(3)	(1)	(1)	(2)	(2)
Net income	183	94	275	156
Net income attributable to noncontrolling interests, net of tax	(16)	(7)	(32)	(13)
Net income attributable to Huntsman Corporation	$167	$87	$243	$143

Adjusted EBITDA(1)	$413	$325	$742	$599
Adjusted net income(1)	$206	$126	$345	$214

Basic income per share	$0.70	$0.37	$1.02	$0.61
Diluted income per share	$0.69	$0.36	$1.00	$0.60
Adjusted diluted income per share(1)	$0.85	$0.53	$1.42	$0.90

Common share information:
Basic shares outstanding	238	236	238	236
Diluted shares	244	240	243	238
Diluted shares for adjusted diluted income per share	244	240	243	238

See end of press release for footnote explanations

Table 2 — Results of Operations by Segment

	Three months ended			Six months ended
	June 30,		Better /	June 30,		Better /
In millions	2017	2016	(Worse)	2017	2016	(Worse)

Segment Revenues:
Polyurethanes	$1,022	$976	5%	$1,975	$1,812	9%
Performance Products	561	566	(1)%	1,094	1,102	(1)%
Performance Products, pro forma(2)	561	507	11%	1,094	982	11%
Advanced Materials	260	261	0%	519	527	(2)%
Textile Effects	205	198	4%	393	383	3%
Pigments & Additives	562	576	(2)%	1,099	1,116	(2)%
Corporate and eliminations	6	(33)	n/m	5	(41)	n/m
Total	$2,616	$2,544	3%	$5,085	$4,899	4%
Total, pro forma(2)	$2,616	$2,485	5%	$5,085	$4,779	6%

Segment Adjusted EBITDA(1):
Polyurethanes	$167	$171	(2)%	$311	$302	3%
Performance Products	102	86	19%	186	178	4%
Performance Products, pro forma(2)	102	78	31%	186	163	14%
Advanced Materials	56	58	(3)%	110	118	(7)%
Textile Effects	24	24	0%	45	42	7%
Pigments & Additives	114	31	268%	183	46	298%
Corporate, LIFO and other	(50)	(45)	(11)%	(93)	(87)	(7)%
Total	$413	$325	27%	$742	$599	24%
Total, pro forma(2)	$413	$317	30%	$742	$584	27%

n/m = not meaningful

See end of press release for footnote explanations

Table 3 — Factors Impacting Sales Revenue

	Three months ended
	June 30, 2017 vs. 2016
	Average Selling Price(a)
	Local	Exchange	Sales Mix	Sales
	Currency	Rate	& Other	Volume(b)	Total

Polyurethanes	15%	(2)%	10%	(18)%	5%
Polyurethanes, adj	15%	(2)%	7%	(8)%	12	%(e)
Performance Products	6%	(1)%	0%	(6)%	(1)%
Performance Products, adj	3%	(1)%	0%	9%	11	%(c)
Advanced Materials	1%	(1)%	(2)%	2%	0%
Textile Effects	(2)%	(1)%	1%	6%	4%
Pigments & Additives	12%	(2)%	(1)%	(11)%	(2)%
Pigments & Additives, adj	14%	(2)%	(1)%	(1)%	10	%(d)
Total Company	9%	(1)%	7%	(12)%	3%
Total Company, adj	9%	(1)%	5%	(1)%	12	%(c)(d)(e)

	Six months ended
	June 30, 2017 vs. 2016
	Average Selling Price(a)
	Local	Exchange	Sales Mix	Sales
	Currency	Rate	& Other	Volume(b)	Total
Polyurethanes	13%	(2)%	7%	(9)%	9%
Polyurethanes, adj	14%	(2)%	5%	(4)%	13	%(e)
Performance Products	5%	(1)%	1%	(6)%	(1)%
Performance Products, adj	1%	(1)%	2%	10%	12	%(c)
Advanced Materials	0%	(1)%	0%	(1)%	(2)%
Textile Effects	(2)%	(1)%	(2)%	8%	3%
Pigments & Additives	11%	(2)%	(2)%	(9)%	(2)%
Pigments & Additives, adj	12%	(2)%	(2)%	(1)%	7	%(d)
Total Company	8%	(1)%	5%	(8)%	4%
Total Company, adj	8%	(1)%	3%	0%	10	%(c)(d)(e)

(a) Excludes sales from tolling arrangements, by-products and raw materials.

(b) Excludes sales from by-products and raw materials.

(c) Pro forma adjusted to exclude the sale of the European differentiated surfactants on December 30, 2016.

(d) Pro forma adjusted to exclude the impact from the fire at our Pori, Finland facility.

(e) Pro forma adjusted to exclude the impact from maintenance outages in 2Q17.

Table 4 — Reconciliation of U.S. GAAP to Non-GAAP Measures

			Income Tax				Diluted Income
	EBITDA		Expense		Net Income		Per Share
	Three months ended		Three months ended		Three months ended		Three months ended
	June 30,		June 30,		June 30,		June 30,
In millions, except per share amounts	2017	2016	2017	2016	2017	2016	2017	2016

Net income	$183	$94			$183	$94	$0.75	$0.39
Net income attributable to noncontrolling interests	(16)	(7)			(16)	(7)	(0.07)	(0.03)

Net income attributable to Huntsman Corporation	167	87			167	87	0.69	0.36
Interest expense	47	50
Income tax expense from continuing operations	45	32	(45)	(32)
Income tax benefit from discontinued operations(4)	—	—
Depreciation and amortization	108	109
Acquisition and integration expenses	4	4	—	—	4	4	0.02	0.02
Loss from discontinued operations, net of tax(4)	1	1	N/A	N/A	1	1	—	—
Gain on disposition of businesses/assets	(9)	—	—	—	(9)	—	(0.04)	—
Loss on early extinguishment of debt	1	2	—	(1)	1	1	—	—
Expenses associated with merger, net of tax	6	—	—	—	6	—	0.02	—
Certain legal settlements and related expenses	1	—	—	—	1	—	—	—
Net plant incident credits	(2)	(7)	—	1	(2)	(6)	(0.01)	(0.03)
Business separation costs	12	—	(2)	—	10	—	0.04	—
Amortization of pension and postretirement actuarial losses	22	17	(4)	(3)	18	14	0.07	0.06
Restructuring, impairment and plant closing costs	10	30	(1)	(5)	9	25	0.04	0.10

Adjusted(1)	$413	$325	$(52)	$(40)	$206	$126	$0.85	$0.53
Pro forma adjustments(2)	—	$(8)
Pro forma adjusted EBITDA(1)	$413	$317

Adjusted income tax expense(1)					$52	$40
Net income attributable to noncontrolling interests, net of tax					16	7

Adjusted pre-tax income(1)					$274	$173

Adjusted effective tax rate					19%	23%

		Income Tax		Diluted Income
	EBITDA	Expense	Net Income	Per Share
	Three months ended	Three months ended	Three months ended	Three months ended
	March 31,	March 31,	March 31,	March 31,
In millions, except per share amounts	2017	2017	2017	2017
Net income	$92		$92	$0.38
Net income attributable to noncontrolling interests	(16)		(16)	(0.07)

Net income attributable to Huntsman Corporation	76		76	0.31
Interest expense	48
Income tax expense from continuing operations	23	(23)
Income tax benefit from discontinued operations(4)	(1)
Depreciation and amortization	106
Acquisition and integration expenses	3	—	3	0.01
Loss from discontinued operations, net of tax(4)	2	N/A	1	—
Net plant incident costs	5	(1)	4	0.02
Business separation costs	9	(2)	7	0.03
Amortization of pension and postretirement actuarial losses	22	(4)	18	0.07
Restructuring, impairment and plant closing costs	36	(6)	30	0.12

Adjusted(1)	$329	$(36)	$139	$0.57
Pro forma adjustments(2)	—
Pro forma adjusted EBITDA(1)	$329

Adjusted income tax expense(1)			$36
Net income attributable to noncontrolling interests, net of tax			16

Adjusted pre-tax income(1)			$191

Adjusted effective tax rate			19%

Table 4 — Reconciliation of U.S. GAAP to Non-GAAP Measures (cont.)

			Income Tax				Diluted Income
	EBITDA		(Expense) Benefit		Net Income		Per Share
	Six months ended		Six months ended		Six months ended		Six months ended
	June 30,		June 30,		June 30,		June 30,
In millions, except per share amounts	2017	2016	2017	2016	2017	2016	2017	2016
Net income	$275	$156			$275	$156	$1.13	$0.66
Net income attributable to noncontrolling interests	(32)	(13)			(32)	(13)	(0.13)	(0.05)
Net income attributable to Huntsman Corporation	243	143			243	143	1.00	0.60
Interest expense	95	100
Income tax expense from continuing operations	68	59	(68)	(59)
Income tax benefit from discontinued operations(4)	(1)	(1)
Depreciation and amortization	214	209
Acquisition and integration expenses	7	13	—	(3)	7	10	0.03	0.04
Loss from discontinued operations, net of tax(4)	3	3	N/A	N/A	2	2	0.01	0.01
Gain on disposition of businesses/assets	(9)	—	—	—	(9)	—	(0.04)	—
Loss on early extinguishment of debt	1	2	—	(1)	1	1	—	—
Expenses associated with merger	6	—	N/A	N/A	6	—	0.02	—
Certain legal settlements and related expenses	1	1	—	—	1	1	—	—
Net plant incident costs (credits)	3	(6)	(1)	1	2	(5)	0.01	(0.02)
Business separation costs	21	—	(4)	—	17	—	0.07	—
Amortization of pension and postretirement actuarial losses	44	33	(8)	(6)	36	27	0.15	0.11
Restructuring, impairment and plant closing costs	46	43	(7)	(8)	39	35	0.16	0.15
Adjusted(1)	$742	$599	$(88)	$(76)	$345	$214	$1.42	$0.90
Pro forma adjustments(2)	—	$(15)
Pro forma adjusted EBITDA(1)	$742	$584
Adjusted income tax expense(1)					$88	$76
Net income attributable to noncontrolling interests, net of tax					32	13
Adjusted pre-tax income(1)					$465	$303
Adjusted effective tax rate					19%	25%

See end of press release for footnote explanations

Table 5 — Selected Balance Sheet Items

	June 30,	March 31,	December 31,
In millions	2017	2017	2016

Cash	$520	$469	$425
Accounts and notes receivable, net	1,629	1,508	1,435
Inventories	1,520	1,486	1,344
Other current assets	311	372	351
Property, plant and equipment, net	4,228	4,186	4,212
Other assets	1,480	1,467	1,422

Total assets	$9,688	$9,488	$9,189

Accounts payable	$1,170	$1,162	$1,102
Other current liabilities	669	632	616
Current portion of debt	44	61	60
Long-term debt	4,072	4,161	4,135
Other liabilities	1,855	1,823	1,809
Total equity	1,878	1,649	1,467

Total liabilities and equity	$9,688	$9,488	$9,189

Table 6 — Outstanding Debt

	June 30,	December 31,
In millions	2017	2016

Debt:
Senior credit facilities	$1,862	$1,967
Accounts receivable programs	181	208
Senior notes	1,884	1,812
Variable interest entities	125	128
Other debt	64	80

Total debt - excluding affiliates	4,116	4,195

Total cash	520	425

Net debt- excluding affiliates	$3,596	$3,770

Table 7 — Summarized Statement of Cash Flows

	Three months ended		Six months ended
	June 30,		June 30,
In millions	2017	2016	2017	2016

Total cash at beginning of period(a)	$469	$218	$425	$269

Net cash provided by operating activities	301	355	394	443
Net cash used in investing activities	(59)	(73)	(83)	(174)
Net cash used in financing activities	(193)	(115)	(224)	(153)
Effect of exchange rate changes on cash	3	(2)	8	—
Change in restricted cash	(1)	—	—	(2)
				—
Total cash at end of period(a)	$520	$383	$520	$383

Supplemental cash flow information:
Cash paid for interest	$(56)	$(68)	$(92)	$(103)
Cash received (paid) for income taxes	65	(16)	57	(21)
Cash paid for capital expenditures	(73)	(90)	(147)	(189)
Depreciation and amortization	108	109	214	209
	—
Changes in primary working capital:
Accounts and notes receivable	$(91)	$15	$(148)	$(90)
Inventories	(15)	155	(125)	177
Accounts payable	(4)	(25)	73	(56)
Total cash (used in) provided by primary working capital	$(110)	$145	$(200)	$31

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Free cash flow(3):
Net cash provided by operating activities	$301	$355	$394	$443
Capital expenditures	(73)	(90)	(147)	(189)
All other investing activities, excluding acquisition and disposition activities(b)	9	17	59	15
Non-recurring separation costs(c)	14	—	27	—
Total free cash flow	$251	$282	$333	$269

Adjusted EBITDA	$413	$325	$742	$599
Capital expenditures	(73)	(90)	(147)	(189)
Capital reimbursements	—	27	1	27
Insurance reimbursements	(4)	—	50	—
Interest	(56)	(68)	(92)	(103)
Income taxes	65	(16)	57	(21)
Primary working capital change	(110)	145	(200)	31
Restructuring	(16)	(36)	(35)	(56)
Pensions	(31)	(23)	(55)	(45)
Maintenance & other	63	18	12	26
Total free cash flow(3)	$251	$282	$333	$269

(a)   Includes restricted cash.

(b)   Represents “Acquisition of business, net of cash acquired”,  “Cash received from purchase price adjustment for business acquired”, and “Proceeds from sale of business/assets”.

(c)   Represents payments associated with one-time costs of the proposed separation of our Pigments & Additives business.

Footnotes

(1)   We use adjusted EBITDA to measure the operating performance of our business and for planning and evaluating the performance of our business segments.  We provide adjusted net income because we feel it provides meaningful insight for the investment community into the performance of our business.  We believe that net income (loss) is the performance measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) that is most directly comparable to adjusted EBITDA and adjusted net income.  Additional information with respect to our use of each of these financial measures follows:

Adjusted EBITDA, adjusted net income (loss) and adjusted diluted income (loss) per share, as used herein, are not necessarily comparable to other similarly titled measures of other companies.

Adjusted EBITDA is computed by eliminating the following from net income (loss):  (a) net income attributable to noncontrolling interests, net of tax; (b) interest; (c) income taxes; (d) depreciation and amortization; (e) acquisition and integration expenses; (f) EBITDA from discontinued operations; (g) loss (gain) on disposition of businesses/assets; (h) loss on early extinguishment of debt; (i) expenses associated with merger; (j) certain legal settlements and related expenses (k) net plant incident costs (credits); (l) business separation costs; (m) amortization of pension and postretirement actuarial losses (gains); and (n) restructuring, impairment and plant closing costs (credits).  The reconciliation of adjusted EBITDA to net income (loss) is set forth in Table 4 above.

Adjusted net income (loss) and adjusted diluted income (loss) per share are computed by eliminating the after tax impact of the following items from net income (loss: (a) net income attributable to noncontrolling interest; (b) acquisition and integration expenses, purchase accounting adjustments; (c) impact of certain foreign tax credit elections; (d) loss (income) from discontinued operations; (e) discount amortization on settlement financing associated with the terminated merger; (f) loss (gain) on disposition of businesses/assets; (g) loss on early extinguishment of debt; (h) expenses associated with the merger; (i) certain legal settlements and related expenses; (j) net plant incident costs (credits); (k) business separation costs; (l) amortization of pension and postretirement actuarial losses (gains); and (m) restructuring, impairment and plant closing costs (credits).    The income tax impacts, if any, of each adjusting item represent a ratable allocation of the total difference between the unadjusted tax expense and the total adjusted tax expense, computed without consideration of any adjusting items using a with and without approach.  We do not adjust for changes in tax valuation allowances because we do not believe it provides more meaningful information than is provided under GAAP.  The reconciliation of adjusted net income (loss) to net income (loss) is set forth in Table 4 above.

(2)   Pro forma adjusted to exclude the sale of our European differentiated surfactants business to Innospec on December 30, 2016 as if it had occurred at the beginning of the relevant period.

(3)   Management internally uses a free cash flow measure: (a) to evaluate the Company’s liquidity, (b) to evaluate strategic investments, (c) to plan stock buyback and dividend levels and (d) to evaluate the Company’s ability to incur and service debt. Free cash flow is not a defined term under U.S. GAAP, and it should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow as cash flow provided by operating activities less cash flow used in investing activities, excluding acquisition/disposition activities and non-recurring separation costs. Free cash flow is typically derived directly from the Company’s condensed consolidated statement of cash flows; however, it may be adjusted for items that affect comparability between periods.

(4)   During the first quarter 2010 we closed our Australian styrenics operations; results from associated business are treated as discontinued operations.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated chemicals with 2016 revenues of approximately $10 billion.  Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 100 manufacturing and R&D facilities in approximately 30 countries and employ approximately 15,000 associates within our 5 distinct business divisions including the Pigments and Additives division.. For more information about Huntsman, please visit the company’s website at www.huntsman.com.

Social Media:

Twitter: twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Cautionary Statement

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities.  Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

Forward-Looking Statements:

This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended.  Clariant Ltd (“Clariant”) and Huntsman Corporation (“Huntsman”) have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “outlook” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication include, without limitation, statements about the anticipated benefits of the contemplated transaction, including future financial and operating results and expected synergies and cost savings related to the contemplated transaction, the plans, objectives, expectations and intentions of Clariant, Huntsman or the combined company, the expected timing of the completion of the contemplated transaction and information relating to the proposed initial public offering of ordinary shares of Venator Materials PLC. Such statements are based on the current expectations of the management of Clariant or Huntsman, as applicable, are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Clariant nor Huntsman, nor any of their respective directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the contemplated transaction; uncertainties as to the approval of Huntsman’s stockholders and Clariant’s shareholders required in connection with the contemplated transaction; the possibility that a competing proposal will be made; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the effects of disruption caused by the announcement of the contemplated transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; ability to refinance existing indebtedness of Clariant or Huntsman in connection with the contemplated transaction; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transaction; transaction costs; actual or contingent liabilities; disruptions to the financial or capital markets, including with respect to the initial public offering of ordinary shares by Venator Materials PLC or financing activities related to the contemplated transaction; and other risks and uncertainties discussed in Huntsman’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections of Huntsman’s annual report on Form 10-K for the fiscal year ended December 31, 2016 and quarterly report on Form 10-Q for the six months ended June 30, 2017. You can obtain copies of Huntsman’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and neither Clariant nor Huntsman undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the contemplated transaction, Clariant intends to file a registration statement on Form F-4 with the SEC that will include the Proxy Statement/Prospectus of Huntsman. The Proxy Statement/Prospectus will also be sent or given to Huntsman stockholders and will contain important information about the contemplated transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLARIANT, HUNTSMAN, THE CONTEMPLATED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Clariant and Huntsman through the website maintained by the SEC at www.sec.gov.

PARTICIPANTS IN THE SOLICITATION

Huntsman and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Huntsman investors and shareholders in connection with the contemplated transaction. Information about Huntsman’s directors and executive officers is set forth in its proxy statement for its 2017 Annual Meeting of Stockholders and its annual report on Form 10-K for the fiscal year ended December 31, 2016. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the Proxy Statement/Prospectus that Huntsman intends to file with the SEC.